UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 12, 2007
Stonepath Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

87 Wall Street
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (206) 336-5400
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a),(c)
On March 12, 2007, Stonepath Group, Inc., a Delaware corporation (the “Company”) received a “warning letter” from the American Stock Exchange, LLC (“Amex” or the “Exchange”) indicating that the Company is not in compliance with certain Amex continued listing standards. Section 3.01 of the Amex Company Guide (the “Company Guide”), among other things, prohibits the issuance of additional shares of a listed class of securities until the issuer has applied for and received approval to list such shares on the Exchange. The Company’s common stock is listed on the Exchange under the trading symbol “STG.” On February 9, 2007, the Company issued 3,500,000 shares of the Company’s common stock (the “Shares”) without first applying for and receiving such listing approval.
On March 12, 2007, the Company submitted the required application to Amex to list the Shares. On March 15, 2007, pursuant to Sections 402 and 1009(j) of the Company Guide, the Company issued a press release reporting its receipt of the warning letter. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)
99.1 Press Release dated March 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.
Date: March 15, 2007	By:	/s/ Robert Christensen
		Name:	Robert Christensen
		Title:	Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release dated March 15, 2007